UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2018, Gastar Exploration Inc. (the “Company”) entered into an amended and restated indemnification agreement (the “Indemnification Agreements”) with each of its directors and officers (collectively, the “Indemnitees”). The Indemnification Agreements generally require the Company to indemnify the Indemnitees to the fullest extent permitted by applicable law against liability that may arise by reason of their service to the Company. Each of the Indemnification Agreements provides for the advancement of expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the Indemnification Agreements under Item 1.01 is incorporated in this Item 5.02 by reference. A copy of the form of Indemnification Agreements is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Certain funds managed indirectly by Ares Management LLC, the sole holders of 2,000 shares of Special Voting Preferred Stock, par value $0.01 per share (“Special Voting Shares”) of the Company, which represents 100% of the issued and outstanding shares of Special Voting Shares, voted the 2,000 shares of Special Voting Shares by written ballot in favor of electing each of Ronald D. Scott and Nathan W. Walton (collectively, the “Special Voting Shares Designees”) to the board of directors of the Company. Each of the Special Voting Shares Designees will be a Preferred Director as such term is defined in the previously filed Certificate of Designation in respect of the Special Voting Shares (the “Special Voting Shares Certificate of Designation”) and each of the Special Voting Shares Designees will serve for the term commencing immediately upon the conclusion of the Annual Meeting and continuing until the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified, unless such Preferred Director is earlier removed in accordance with the Special Voting Shares Certificate of Designation, resigns or is otherwise unable to serve.

As of May 11, 2018, the record date for the Annual Meeting, 220,105,332 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal 1 - Election of Directors to the Board

The Company’s stockholders elected each of the following persons as directors to serve for terms of one year until the next annual meeting and their successors have been elected and qualified. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Randolph C. Coley	147,125,284	5,516,209	53,546,701
Stephen A. Holditch	150,268,264	2,373,229	53,546,701
Robert D. Penner	150,527,823	2,113,670	53,546,701
Harry Quarls	149,302,374	3,339,119	53,546,701

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Jerry R. Schuyler	150,666,637	1,974,856	53,546,701

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
204,068,470	1,758,720	361,004	—

Proposal 3 - Advisory Vote on Executive Compensation

The Company’s stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
145,674,914	6,593,100	373,479	53,546,701

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.        Description of Document

10.1              Form of Amended and Restated Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer